EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-177992) of One World Holdings, Inc. of our report dated September 27, 2012, except for Notes 16 and 17 which are November 29, 2012, relating to the financial statements of One World Holdings, Inc., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Ham, Langston & Brezina, L.L.P.
Houston, Texas
November 29, 2012